                                                                     EXHIBIT 4.3

                                 [Face of Note]
================================================================================

                                                         CUSIP/CINS ____________

                    8-1/2% Senior Subordinated Notes due 2010

No. ___                                                            $____________

                         GENERAL NUTRITION CENTERS, INC.

promises to pay to ____________or registered assigns,

the principal sum of _________________________________________________________
DOLLARS on December 1, 2010.

Interest Payment Dates: June 1 and December 1

Record Dates:  May 15 and November 15

Dated: __________________

                                        GENERAL NUTRITION CENTERS, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

[TRUSTEE],
as Trustee

By: _________________________________
          Authorized Signatory

================================================================================

                                 [Back of Note]
                    8-1/2% Senior Subordinated Notes due 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. General Nutrition Centers, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8-1/2% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate that is then in effect on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder has given wire instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds to the accounts specified by the Depositary, or its nominee will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of December 5, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Company will be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture.

                  (5) OPTIONAL REDEMPTION.

         Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to December 1, 2007. On or after December 1, 2007 and prior to maturity, the Company may, at its option, redeem all or a part of the Notes at any time and from time to time upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1, of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                              Percentage
----                                                              ----------
2007.........................................................      104.250%
2008.........................................................      102.125%
2009 and thereafter..........................................      100.000%

         Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 108.500% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 60 days after the date of the closing of such Equity Offering.

                  (6) MANDATORY REDEMPTION.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT THE OPTION OF HOLDER.

                           (a) If there is a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes, pursuant to an offer that the Company will make to all Holders at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Subject to the exceptions in Section
         4.15 of the Indenture, within thirty days following any Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                           (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Dispositions, within 15 days of the periods specified in Section 4.10(3)(A) and (B) of the Indenture, after which Excess Proceeds exist, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to the Purchase Date, and liquidated damages, if any, with the proceeds of sales of assets (an "Asset Disposition Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in Section 9.02 of the Indenture, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture; to provide for uncertificated Notes in addition to or in place of certificated notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; to make any change that does not adversely affect the rights of any Holder; to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the Description of Notes to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) a default in any payment of interest on, or Liquidated Damages, if any, with respect to, any Note when due, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture, continued for 30 days; (ii) a default in the payment of principal of, or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (iii) the failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Articles 5 of the Indenture; (iv) the failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes with any of its obligations under Sections 4.07, 4.09, 4.10, 4.15 of the Indenture, in each case, other than a failure to purchase Notes; (v) the failure by the Company or any of its Restricted Subsidiaries to comply with its other agreements contained in the Notes or the Indenture for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes; (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20 million; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries specified in the Indenture; (viii) the rendering of any judgment or decree for the payment of money in an amount, net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful, in excess of $20 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if either an enforcement proceeding thereon is commenced, or such judgment or decree remains outstanding for a period of 90 days and is not discharged, waived or stayed; or (ix) the failure of any Guarantee of the Notes by a Guarantor that is a Significant Subsidiary to be in full force, except as contemplated by the terms thereof or of the Indenture, or the denial in writing by any such Guarantor of its obligations under the Indenture or any such Guarantee if such Default continues for 10 days. If any Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency set forth in the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set forth in the Indenture, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default, in each case as provided in the Indenture.

                  (13) SUBORDINATION. Payment of principal, interest and premium and Liquidated Damages, if any, on the Notes is subordinated to the prior payment of Senior Indebtedness on the terms provided in the Indenture.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 5, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  (20) THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

General Nutrition Centers, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Attention:  Chief Legal Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                 Your Signature: _______________________________
                                    (Sign exactly as your name appears on the
                                                              face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  Section 4.10          Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                                   Your Signature:  ____________________________
                                        (Sign exactly as your name appears
                                                  on the face of this Note)

                                   Tax Identification No.: _____________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal
                        Amount of              Amount of                 Amount
                       decrease in            increase in           of this Global          Signature of
                        Principal              Principal            Note following            authorized
Date of                 Amount of              Amount of             such decrease       officer of Trustee
Exchange            this Global Note        this Global Note         (or increase)          or Custodian
--------            ----------------        ----------------         -------------             ---------

* This schedule should be included only if the Note is issued in global form.